UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement

Unit Purchase Agreement

On August 3, 2017, GrubHub Holdings, Inc. (“Purchaser”), a wholly owned subsidiary of Grubhub Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company, Purchaser, Yelp Inc. (“Seller”), and Eat24 LLC, a wholly owned subsidiary of Seller (“Eat24”). Pursuant to the Purchase Agreement, Purchaser agreed to acquire all of the issued and outstanding equity interests of Eat24 from Seller (the “Acquisition”) for $287,500,000 in cash payable at the closing, subject to certain adjustments for net working capital, indebtedness and selling expenses. Of such amount, $28.75 million (the “Escrow Fund”) will be held in escrow for an 18-month period after closing to secure Purchaser’s indemnification rights under the Purchase Agreement.

Seller also agreed to transfer to Eat24 (the “Asset Transfer”) certain assets of Seller immediately prior to the closing of the Acquisition, which will consist of assets that are not then owned by Eat24 that are material to the operation of, or necessary to operate, the online and mobile food ordering service business conducted by Seller and Eat24 (the “Business”). After the closing of the Acquisition, Seller will continue to own and run all of its business operations that are not related to the Business.

The Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature. Subject to certain limitations, Seller, on the one hand, and Purchaser, on the other hand, have agreed to indemnify each other for breaches of representations, warranties and covenants, certain tax liabilities of Eat24 and the Business for pre-closing periods and other specified matters, and the Seller’s indemnification obligations are secured, in part, by the Escrow Fund.

The consummation of the Acquisition is subject to customary closing conditions, including, but not limited to: the absence of any legal order prohibiting the consummation of the Acquisition; the absence of conditions or circumstances constituting a material adverse effect with respect to Eat24 and the Business, the consummation of the Asset Transfer, receipt of approval, or termination of the waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “Antitrust Condition”), the accuracy of the representations and warranties of the parties to the Purchase Agreement, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Purchase Agreement, the parties’ obtainment of certain third-party consents under material agreements and an agreed upon number of Seller’s employees accepting employment with Eat24.

The Purchase Agreement may be terminated by Seller or Purchaser under certain circumstances specified therein, including the right of Seller or Purchaser, as the case may be, to terminate the Purchase Agreement if the transactions contemplated therein have not been consummated within ninety (90) days after the date of the Agreement (the “Termination Date”), but, if as of such date all other conditions to the closing of the Acquisition have been satisfied or waived other than the conditions relating to antitrust and regulatory approval or the absence of any legal restraint that enjoins or prohibits consummation of the merger relating to antitrust or regulatory approvals, the Termination Date will be automatically extended to the date that is one hundred and eighty (180) days after the date of such extension.

In the event the Purchase Agreement is terminated by either Seller or Purchaser as a result of (i) the failure of the Acquisition to occur on or before the Termination Date (as it may be extended) due to the failure to satisfy the Antitrust Condition or (ii) any antitrust-related final, non-appealable order or injunction prohibiting the closing of the Acquisition, then Purchaser will be required to pay to Seller a termination fee of $15,000,000.

The Purchase Agreement will be filed to provide our stockholders with information regarding its terms. It is not intended to provide any other factual information about Seller, Purchaser, the Company, Eat24 and the Business. The parties to the Purchase Agreement have made customary representations and warranties in the Purchase Agreement, which were made solely for the benefit of the parties to the Purchase Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement;
•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017.

Item 2.02.	Results of Operations and Financial Condition

On August 3, 2017, the Company issued a press release reporting the Company’s financial results for the second quarter ended June 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information in this report, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation by reference language in such a filing except as otherwise expressly stated in such a filing.

Item 8.01.	Other Events

Marketing Partnership Agreement

Concurrently with the execution of the Purchase Agreement, Purchaser and Seller entered into a Marketing Partnership Agreement (the “Partnership Agreement”). Pursuant to the Partnership Agreement, following the closing of the Acquisition, Seller and Purchaser will integrate Seller’s online and mobile restaurant ordering platform with the customer support and order fulfillment services available through Purchaser’s online properties and mobile applications (the “Integrated Services”). Seller will offer the Integrated Services as the preferred food pickup and delivery ordering option for Purchaser’s merchants on Seller’s platform. The Partnership Agreement has an initial term of five years and may renew for an additional two years upon the mutual agreement of Eat24 and Purchaser.

Joint Press Release

On August 3, 2017, the Company and Seller issued a joint press release announcing the entry into the Partnership Agreement between Purchaser and Seller and the concurrent execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release issued by GrubHub Inc. on August 3, 2017.
99.2	Joint Press Release issued by GrubHub Inc. and Yelp Inc. on August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: August 3, 2017	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by GrubHub Inc. on August 3, 2017.
99.2	Joint Press Release issued by GrubHub Inc. and Yelp Inc. on August 3, 2017